Exhibit 1.1

GasLog Ltd.

Common Shares, par value $0.01 per share

Underwriting Agreement

[•], 2012

Goldman, Sachs & Co.
200 West Street,
New York, New York 10282-2198

Citigroup Global Markets Inc.
388 Greenwich Street, 34th Floor
New York, NY 10013

As Representatives of the several Underwriters
named in Schedule I hereto,

Ladies and Gentlemen:

          GasLog Ltd., a Bermuda exempted company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [•] of its common shares, par value $0.01 per share (the “Firm Shares”), and, at the election of the Underwriters, up to an additional [•] of its common shares, par value $0.01 per share (the “Optional Shares”).

          The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are hereinafter referred to collectively as the “Shares”. The Company’s common shares, par value $0.01 per share, are hereinafter referred to as the “Common Shares”. The Company has entered into Subscription Agreements (the “Subscription Agreements”), pursuant to which it has agreed to sell an aggregate of [●] Common Shares through a concurrent private placement to certain of the Company’s directors and officers, at the public offering price.

          1.          The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a)          A registration statement on Form F-1 (File No. 333-179034) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

          (b)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

          (c)          For the purposes of this Agreement, the “Applicable Time” is [•] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

          (d)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

          (e)          Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood, piracy, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or any change in the share capital or long-term debt of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

          (f)          Neither the Company nor its subsidiaries own an interest in any material real property. Each of them has good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, including the vessels owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus, including those arising under credit facilities, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property taken as a whole by the Company and its subsidiaries; and any real property and buildings occupied by the Company and its subsidiaries are occupied by them under valid, subsisting and enforceable contractual arrangements with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

          (g)          (A) The Company has been duly formed and is validly existing as a company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified in any such jurisdiction or be in good standing would not have a Material Adverse Effect; (B) each subsidiary of the Company has been duly formed or organized and is validly existing as a company in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority, corporate and other, to own its property and conduct its business as described in the Pricing Prospectus and is duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified in any such jurisdiction or be in good standing would not have a Material Adverse Effect; and (C) the only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement;

          (h)          (A) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued share capital of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and conforms to the description thereof contained in the Pricing Prospectus, Prospectus and Registration Statement; and (B) all of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and (except as otherwise set forth in the Pricing Prospectus) is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and (C) the Company owns twenty-five percent of the issued and outstanding share capital of Egypt LNG Shipping Limited, as described in the Pricing Prospectus, Prospectus and Registration Statement, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Pricing Prospectus and the Prospectus;

          (i)          (A) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in the Prospectus; (B) neither the Memorandum of Association or Bye-laws of the Company nor any agreement filed as an exhibit to the Registration Statement grant the holders of the outstanding Common Shares of the Company any preemptive rights, and none of the outstanding Common Shares of the Company or any of its subsidiaries were issued in violation of any preemptive right or similar rights of any securityholder of the Company; and (C) the issuance of the Shares is not subject to preemptive or other similar rights;

          (j)          The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated (i)

will not conflict with or result in a breach or violation of any of the terms or provisions of, or require the consent of any person, or constitute a default or Debt Repayment Triggering Event (as defined below), or result in the imposition of any lien, charge or encumbrance on any property of the Company or any of its subsidiaries, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, or give any person the right to terminate any agreement or contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; and (ii) will not result in any violation of (A) the provisions of the Memorandum of Association or Bye-laws of the Company or the organizational or governing documents of any of the Company’s subsidiaries or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clause (i), for any conflict, breach, or violation that would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and such other consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any loan, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to accelerate the due date of any payment of, or to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries;

          (k)          This Agreement has been duly authorized, executed and delivered by the Company;

          (l)          None of the Company, any of its subsidiaries or, to the Company’s knowledge, Egypt LNG Shipping Limited, is (i) in violation of its respective Memorandum of Association or Bye-laws, (ii) in violation of any applicable statute, law, rule, regulation, judgment, order or decree of any competent court, regulatory body, administrative agency, governmental body, arbitrator or other authority or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in each case covered by clauses (ii) and (iii) such as would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby;

          (m)          No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any cash dividends to the Company, from making any other distribution on such subsidiary’s share capital, or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Prospectus;

          (n)          The Company has been designated as non-resident of Bermuda for the purposes of the Bermuda Exchange Control Act 1972 and as such is free to acquire, hold, transfer and sell foreign currency and securities without restriction under such legislation (including the payment of dividends, interests, premiums or additional amounts or other distributions which may be lawfully made by the Company under the Bermuda Companies Act 1981);

          (o)          There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares;

          (p)          The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Common Shares, and under the captions “Tax Considerations”, “Business – Ship Time Charters”, “Business – Risk of Loss, Insurance and Risk Management” and “Business – Environmental and Other Regulation”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

          (q)          There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, Pricing Prospectus and Prospectus which have not been described as required;

          (r)          Any statistical and market-related data included in the Pricing Prospectus and Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required;

          (s)          No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Pricing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

          (t)          There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject or, to the Company’s knowledge, after due inquiry, to which any of the Company’s or its subsidiaries’ directors or executive officers is a party, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (u)          Other than as set forth in the Pricing Prospectus, (A)(i) to the Company’s knowledge, after due inquiry, neither the Company nor any of its subsidiaries is in violation of any applicable United States federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any competent domestic or foreign governmental agency, governmental body or court applicable to them, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, operates or leases any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is a party to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (B) to the Company’s knowledge there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim against the Company or any of its subsidiaries pursuant to any Environmental Law that would have a Material Adverse Effect; and (C) to the Company’s knowledge, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (x) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (y) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws;

          (v)          Other than as set forth in the Pricing Prospectus, the Company has reasonably concluded that neither the Company nor any of its subsidiaries has incurred any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

          (w)         Other than as set forth in the Pricing Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities as necessary for the Company and its subsidiaries to conduct their respective businesses as currently conducted, except as would not individually or in the aggregate have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

          (x)          The Company and its subsidiaries own or possess, or hold a right or license to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

          (y)          No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or contemplated;

          (z)          The Company, each of its subsidiaries and their vessels are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

          (aa)        Neither the Company nor any of its subsidiaries has any off-balance sheet arrangements, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

          (bb)        (A) None of the Company, its subsidiaries or any of their respective directors or officers, nor, to the Company’s knowledge, Egypt LNG Shipping Limited, any of its directors or officers, or the respective affiliates, employees or agents of the Company, its subsidiaries and Egypt LNG Shipping Limited: (i) knowingly does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”) (collectively, “Sanctions”); or (ii) knowingly supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Shares contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions; and (D) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (C) of this paragraph or in the Registration Statement, Pricing Prospectus or Prospectus;

          (cc)        None of the Company, any of its subsidiaries or any of the Company’s directors or executive officers, or, to the Company’s knowledge, Egypt LNG Shipping Limited or its or the Company’s subsidiaries’ directors or executive officers or any agent, employee or other person associated with or acting on behalf of the Company, any of its subsidiaries or Egypt LNG Shipping Limited, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of any applicable law; and the Company and its subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

          (dd)        The operations of the Company and its subsidiaries and, to the Company’s knowledge, of Egypt LNG Shipping Limited, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including to the extent applicable those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

          (ee)      There are no restrictions on subsequent transfers of the Shares under the laws of Bermuda;

          (ff)        Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

          (gg)      Based on the Authorization Letter from the New York Stock Exchange (the “Exchange”), the Shares have been authorized for listing on the Exchange, subject to official notice of issuance;

          (hh)      The Company has taken all necessary actions to comply with all applicable corporate governance requirements of the Exchange that are, or will be, applicable to the Company, except for such requirements that have been waived and disclosed in the Pricing Prospectus;

          (ii)        Except as described in the Pricing Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A or Regulation D or S under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

          (jj)        Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (kk)      The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

          (ll)        At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer”, as defined under Rule 405 under the Act;

          (mm)    As described in the Registration Statement and subject to the limitations and restrictions described therein, the Company believes neither the Company nor any of its subsidiaries should be a “passive foreign investment company” as defined in the Internal Revenue Code of 1986, as amended;

          (nn)      The Company is a “foreign private issuer” as defined in Rule 405 under the Act;

          (oo)      Except as described in the Pricing Prospectus, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and the Company and, to the Company’s knowledge, there are no affiliations or associations between (A) any member of FINRA and (b) any member of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted to the Commission;

          (pp)      Deloitte Hadjipavlou, Sofianos & Cambanis S.A., who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder;

          (qq)      The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934 (the “Exchange Act”)) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with international financial reporting standards as adopted by the International Accounting Standards Board (“IFRS”) and such system will comply in all material respects with the requirements of the Exchange Act when so required. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

          (rr)       Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (each an “Internal Control Event”);

          (ss)      The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

          (tt)        The financial statements included in the Pricing Prospectus, together with the related notes thereto, present fairly in all material respects the consolidated financial position of the Company as of the date shown, and such financial statements have been prepared in conformity with IFRS, applied on a consistent basis throughout the periods involved; and the schedules included in the Pricing Prospectus, if any, present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Pricing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Pricing Prospectus;

          (uu)        Neither the Company’s independent auditors nor any internal auditor has recommended that the Board of Directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s audited balance sheet included in the Registration Statement; or (iii) any Internal Control Event;

          (vv)        Each of (i) the agreements to purchase newbuilding vessels, (each, a “Newbuilding Contract”, and together, the “Newbuilding Contracts”) for the construction of, the vessels to be acquired by the Company, (ii) the credit facilities to finance the purchase price of the vessels under the Newbuilding Contracts (the “Credit Facilities”), (iii) the time charters for vessels contracted or owned by the Company (the “Time Charters”) and (iv) the management agreements relating to the vessels managed by the Company (the “Management Agreements”), in each case, as described in the Registration Statement, the Pricing Prospectus and the Prospectus, has been duly authorized and has been executed and delivered by the Company or one of its subsidiaries, and assuming the due authorization, execution and delivery by the other parties thereto, the Company has no reason to believe that such Newbuilding Contracts, Credit Facilities, Time Charters or Management Agreements do not constitute valid and binding agreements of each such party enforceable in all material respects against each such party in accordance with their terms, as may be amended;

          (ww)      The GasLog Savannah and the GasLog Singapore (the “Owned Vessels”) are owned directly by subsidiaries of the Company; each of the Owned Vessels has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule III(a) in the sole ownership of the subsidiary set forth opposite its name on Schedule III(a) and no other action is necessary to establish and perfect such entity’s title to and interest in such vessel as against any charterer or other third party; each such subsidiary has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for those mortgages, pledges, liens, security interests and claims arising under credit facilities, each as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, and any other encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and each such Owned Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, result in a Material Adverse Effect. The Company will use reasonable commercial efforts so that upon delivery to and acceptance by the relevant subsidiary under the Newbuilding Contracts described in the Registration Statement, Pricing Prospectus and Prospectus, each of the newbuildings identified in Schedule III(b), as described in the Pricing Prospectus (collectively, the “Contracted Vessels”) will be duly registered as a vessel under the laws of a generally accepted shipping industry flag jurisdiction in the sole ownership of a subsidiary of the Company; the Company will use reasonable commercial efforts so that, on such date, each such subsidiary of the

Company will have good title to the applicable Contracted Vessel, free and clear of all mortgages, pledges, liens, security interests, claims and all defects of the title of record, except for any mortgages, pledges, liens, security interests or claims arising from any financing arrangement which the Company or subsidiary of the Company may enter into with respect to such Contracted Vessel and except such encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and the Company will use reasonable commercial efforts so that, on such date, each such Contracted Vessel will be in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction;

          (xx)        Each Owned Vessel is, and the Company will use reasonable commercial efforts so that each Contracted Vessel will be as of its date of delivery, operated in compliance in all material respects with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) in the jurisdictions in which the Company and its subsidiaries operate or where such vessel is operated, in each case as in effect on the date hereof, except where such failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect. The Company and each applicable subsidiary are, and the Company will use reasonable commercial efforts so that the Contracted Vessels will be on the date of delivery, qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, in each case as in effect on the date hereof, except where such failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect;

          (yy)        Neither the Company nor its subsidiaries is entitled to any immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings in respect of themselves or their respective properties under the laws of the United States or Bermuda;

          (zz)        The Company and its subsidiaries have filed all United States federal, state and local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect); except as set forth in the Pricing Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties that are currently owed and due) required to be paid by them and that are currently owed and due, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect; and no capital gains, income, withholding or other taxes or stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters to Bermuda or Monaco or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof; and

          (aaa)     The offer, sale and issuance of Common Shares pursuant to the Subscription Agreements to certain of the Company’s directors and officers will be exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto.

          2.          Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

          The Company, as and to the extent indicated in Schedule I hereto, hereby grants severally and not jointly to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the business day on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

          3.          Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

          4.          (a)          The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2012 or such other time and date as the Representatives and the Company may agree upon in writing, but not later than [•], 2012, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing, but not later than [•], 2012. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

          (b)        The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [•], New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

          5.          The Company agrees with each of the Underwriters:

          (a)        To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

          (b)        Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation for doing business in any jurisdiction if it is not otherwise so subject;

          (c)        Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required, at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the request of the Representatives to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)

under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d)        To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e)(1)   During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (other than (v) the Shares to be sold hereunder, (w) Common Shares offered or sold concurrently with the sale of Shares hereunder in the private placement as described in the Prospectus, (x) securities offered or sold pursuant to employee stock option or other incentive compensation plans or employment arrangements existing on the date hereof as described in the Pricing Prospectus, or, provided such securities do not vest or become exercisable until after the Lock-Up Period, pursuant to incentive compensation plans or employment arrangements entered into in the ordinary course, (y) upon the conversion or exchange of convertible or exchangeable securities (including, for the avoidance of doubt, the manager shares, subsidiary manager shares and common A shares) outstanding as of the date of this Agreement or (z) the establishment of a trading plan pursuant to Rule 10b5-1 under the Act, for the transfer of Common Shares, provided that such plan does not provide for the transfer of Common Shares during the Lock-Up Period), without the prior written consent of each of Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and UBS Securities LLC; provided, however, that if (a) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (b) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless each of Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and UBS Securities LLC waive, in writing, such extension; the Company will provide each of Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and UBS Securities LLC and each shareholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(l) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

          (e)(2)   If each of Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and UBS Securities LLC , in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(l) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

          (f)        During the first 12 months following the Closing Date, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail reviewed in accordance with SAS 100 by an independent registered public accounting firm; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information available on its website or by filing or furnishing such information with the Commission via EDGAR;

          (g)       During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information available on its web site or by filing or furnishing such information with the Commission via EDGAR;

          (h)       To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

          (i)        To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the Exchange;

          (j)        To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

          (k)       If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

          (l)        Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

          (m)     The Company will consummate the transactions contemplated by the Subscription Agreements concurrently with the Time of Delivery in accordance with the terms of the Subscription Agreements.

          6.        (a)          The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto.

          (b)      The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

          (c)      The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

          7.          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the cost of private aircraft chartered in connection with the road show; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, share transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

          8.          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

              (a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

              (b)       Morgan, Lewis & Bockius LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

              (c)       Cravath, Swaine & Moore LLP, U.S. counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex II;

              (d)       Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex III;

              (e)       Lawrence Graham LLP, special Monaco counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives to the effect set forth in Annex IV;

              (f)        Elly Eleftheriou, Greek counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex V;

              (g)       On the date of the Prospectus at a time prior to the execution of this Agreement, no later than 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte Hadjipavlou, Sofianos & Cambanis S.A. shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, Pricing Prospectus and Prospectus, in form and substance satisfactory to the Representatives;

              (h)       (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood, piracy, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

              (i)       On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

              (j)       On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Shares to be sold by the Company at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

              (l)       The Company shall have obtained and delivered to the Underwriters executed copies of an agreement substantially in form attached hereto as Schedule IV from those individuals and entities listed on Schedule V;

(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

              (n)       The Company shall have provided the Underwriters with (i) satisfactory evidence that the manager shares, subsidiary shares and common A shares have been converted into Common Shares in accordance with the description thereof in the Registration Statement, Pricing Prospectus and Prospectus, (ii) satisfactory evidence that the transactions contemplated in the Subscription Agreements will be consummated in accordance with the terms of that agreement concurrently with the Time of Delivery and (iii) a copy of a fully executed version of the Restrictive Covenant Agreement among the Company, Peter G. Livanos and Blenheim Holdings Ltd.; and

              (o)       The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as the Representatives may reasonably request.

          9.          (a)       The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

          (b)         Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e)          The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, each broker-dealer affiliate of any Underwriter and any agent of any Underwriter or broker-dealer affiliate of any Underwriter; and the obligations of the

Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

          10.          (a)       If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          11.          The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

          12.          If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability in respect of the Shares not so delivered to any Underwriter except as provided in Sections 7 and 9 hereof.

          13.          In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at, in the case of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department and, in the case of Citigroup Global Markets Inc., to Citigroup General Counsel by facsimile at (212) 816-7912, and confirmed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, NY 10013, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at in the case of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room and, in the case of Citigroup Global Markets Inc., to Citigroup General Counsel by facsimile at (212) 816-7912, and confirmed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, NY 10013, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

          In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

          14.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          15.          Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

          16.          The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

          17.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

          18.          THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or the engagement of the Representatives will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

          19.          The Company has appointed CT Corporation as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of them agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

          20.          The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          21.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          22.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

          If the foregoing is in accordance with the understanding of the Representatives, please sign and return to the Representatives one for the Company and each of the

Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the acceptance by the Representatives of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

GasLog Ltd.

By:

Name:
Title:
Accepted as of the date hereof:

Goldman, Sachs & Co.

By:

(Goldman, Sachs & Co.)

Citigroup Global Markets Inc.

By:

Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
UBS Securities LLC
Dahlman Rose & Company, LLC
DNB Markets, Inc.
Evercore Group L.L.C.
Pareto Securities AS
Skandinaviska Enskilda Banken AB (publ)

Total

SCHEDULE II

Issuer Free Writing Prospectuses: [•]

Schedule III(a)

Owned Vessels
Vessel	Flag	Owning Entity	IMO Number
GasLog Savannah	Bermuda	GAS-one Ltd.	9352860
GasLog Singapore	Bermuda	GAS-two Ltd.	9355604

Schedule III(b)

Contracted Vessels
Vessel	Owning Entity
Samsung HN 1946	GAS-three Ltd.
Samsung HN 1947	GAS-four Ltd.
Samsung HN 2016	GAS-five Ltd.
Samsung HN 2017	GAS-six Ltd.
Samsung HN 2041	GAS-seven Ltd.
Samsung HN 2042	GAS-eight Ltd.
Samsung HN 2043	GAS-nine Ltd.
Samsung HN 2044	GAS-ten Ltd.

Schedule IV

Form of Lock-Up Agreement

Schedule V

List of Individuals and Entities Subject to Lock Up Agreement

Blenheim Holdings Ltd.
Olympic LNG Investments Ltd.
MV Maritime LLP
Anodos Investments Ltd.
Monhegetti Transport S.A.
GMP Business Corporation
Benrock Trading Corp.

Henrik Bjerregaard
Bruce L. Blythe
Paul J. Collins
William M. Friedrich
Thomas Huge-Christensen
Thor Knappe
Peter G. Livanos
Julian Metherell
Anthony S. Papadimitriou
Jan Engelbrekt Peterson
Philip Radziwill
Robert D. Somerville
Paul Wogan

ANNEX I

[Form of Press Release]

GasLog Ltd.
[Date]

GasLog Ltd. (the “Company”) announced today that Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and UBS Securities LLC, the joint book-running managers in the Company’s recent public sale of common shares, are [waiving] [releasing] a lock-up restriction with respect to [•] of the Company’s common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     ,          2012, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

I-1

Annex II

MATTERS TO BE COVERED BY U.S. COUNSEL OPINION

1.

Assuming that the Underwriting Agreement has been duly authorized by the Company under the laws of Bermuda, the Underwriting Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York.

2.

The Registration Statement became effective under the Securities Act on [•], and thereupon the offering of the Shares as contemplated by the Prospectus became registered under the Securities Act; to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; the required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8); and no Issuer Free Writing Prospectus pursuant to Rule 433 was required to be filed pursuant to Rule 433(d).

3.	The form of certificate to evidence the Common Shares is valid and sufficient and complies in all material respects with the requirements of the New York Stock Exchange.

4.

To such counsel’s knowledge, there is no pending or threatened action, suit, proceeding or investigation before or by any United States Federal or New York State court, governmental agency or authority against the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement, Pricing Prospectus or Prospectus which is not adequately disclosed as required.

5.

The statements made in the Registration Statement, Pricing Prospectus and Prospectus under “Business – Ship Time Charters”, “Description of Indebtedness”, “Certain Relationships and Related Party Transactions-Restrictive Covenant Agreement” and “Risk Factors – Tax Risks”, insofar as they purport to constitute summaries of the terms of the identified contracts, fairly summarize the matters therein described. Such counsel’s opinion in the preceding sentence relating to the contracts does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency). Such counsel notes that certain of the contracts are governed by laws other than New York law; such counsel’s opinions expressed herein are based solely upon our understanding of the plain language of such agreements, and such counsel does not express any opinion with respect to the effect of the opinions or statements set forth herein on any interpretation thereof inconsistent with such understanding.

6.	The Opinion of Cravath, Swaine & Moore LLP filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

7.

To such counsel’s knowledge, there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the Registration Statement, Pricing Prospectus or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

8.

No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York State court, governmental authority or regulatory body is required to be made or obtained by the Company for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made under the Securities Act, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.

9.

None of the execution, delivery and performance of the terms of the Underwriting Agreement by the Company and the consummation by the Company of the transactions set forth therein will result in a breach of or constitute a default (nor constitute an event that, with notice, lapse of time or both, would result in any breach or constitute a default) under or Debt Repayment Triggering Event (as defined in Section 2(j) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any of the Company’s existing credit facilities (the “Credit Facilities”), nor will such action result in any violation of United States Federal or New York State law, rule or regulation or any ruling, judgment, order or decree, known to us, of any United States Federal or New York State court, agency or official having jurisdiction over the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries. Such counsel’s opinion in the preceding sentence relating to the Credit Facilities does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency). Such counsel notes that the Credit Facilities are governed by laws other than New York law; such counsel’s opinions expressed herein are based solely upon our understanding of the plain language of such agreements, and such counsel does not express any opinion with respect to the effect of the opinions or statements set forth herein on any interpretation thereof inconsistent with such understanding.

10.

To such counsel’s knowledge, other than as have been validly waived and as described in the Pricing Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement by the Company under the Securities Act.

11.

After giving effect to the offering and sale of the Shares, the Company will not be an “investment company” within the meaning of, or is registered or otherwise required to be registered under, the Investment Company Act of 1940, as amended.

12.	Neither the Company nor any of its subsidiaries should be a “passive foreign investment company” as such term is defined in the Internal Revenue Code of 1986, as amended.

13.	The Common Shares have been duly registered as a class pursuant to section 12 of the Securities Exchange Act of 1934.

14.	Based on the New York Stock Exchange Authorization Letter, the Shares have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

15.

Assuming the validity of such action under the laws of Bermuda relating to submission to jurisdiction, the Company has, pursuant to Sections 18 and 19 of the Underwriting Agreement (a) validly and irrevocably submitted to the personal jurisdiction of the courts of the State of New York, and (b) appointed CT Corporation as its agent for service of process.

16.	The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

In addition to the matters set forth above, such counsel shall also state (i) on the basis of information gained in the course of the performance of the services rendered, that, the Registration Statement, at the time it initially became effective, and the Prospectus, as of the Closing Date, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein and (ii) that their work in connection with this matter did not disclose any information that gave them reason to believe that (a) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus, as of its date or at the Closing Date included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Pricing Prospectus, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, such does not express any view as to the financial statements and other information of an accounting or financial nature included therein.

Annex III

MATTERS TO BE COVERED BY BERMUDA COUNSEL OPINION

1.

Each of the Company and the subsidiaries listed on Exhibit A to the Bermuda counsel opinion (the “Bermuda Subsidiaries”) is duly incorporated and validly existing as an exempted company with limited liability under the laws of Bermuda in good standing (meaning solely that the relevant company has not failed to make any required filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda). The Company possesses the capacity to sue and be sued in its own name under the laws of Bermuda.

2.

The Company has the necessary corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus and the necessary corporate power and authority to enter into and perform its obligations under the Underwriting Agreement. The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company, nor any applicable law, regulation, order or decree in Bermuda.

3.

Each of the Bermuda Subsidiaries has the necessary corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

4.	Based solely upon a review of the Company’s memorandum of association and bye-laws and the register of members of the Company as at [insert date] 2012:

	(a)	the authorised share capital of the Company established under its memorandum of association is [US$[insert amount], divided into [insert number] common shares of par value US$0.01 each;

(b)

there are issued and outstanding [insert number] common shares of the Company all of which are duly authorised, validly issued, fully paid and non-assessable and such shares are not subject to any statutory preemptive or similar statutory rights under its Memorandum of Association or Bye-laws or of general application under Bermuda law.

5.

When the Shares to be sold by the Company are duly issued and paid for in accordance with the Underwriting Agreement, such Shares will be duly authorised, validly issued, fully paid and non-assessable and will not be subject to any statutory pre-emptive or similar rights under its Memorandum of Association or Bye-laws or of general application under Bermuda law.

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6.

The Company has taken all corporate action required to authorise the execution, delivery and performance of the Underwriting Agreement. The Underwriting Agreement has been duly executed and delivered by or on behalf of the Company and constitutes the valid and binding obligations of the Company in accordance with the terms thereof.

7.	The form of the certificate used to evidence the Company’s common shares complies with the requirements of Bermuda law.

8.

The statements contained in the Prospectus under the captions “Risk Factors”, “Dividend Policy”, “Business – Exchange Controls”, “Management – Board of Directors”, “Description of Share Capital”, “Bermuda Company Considerations” “Enforceability of Civil Liabilities”, “Tax Considerations – Bermuda Tax Considerations” and in the Registration Statement under item 6 “Indemnification of Directors and Officers” insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate in all material respects.

9.

No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required to be obtained by the Company or the Underwriters to authorise or in connection with (i) the issue and sale of the Shares by the Company pursuant to the Underwriting Agreement, or (ii) the execution, delivery, performance and enforcement of the Underwriting Agreement including the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as have been duly obtained in accordance with Bermuda law and which are in full force and effect.

10.

Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at approximately [time] a.m. on [insert date] 2012 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company or any of the Bermuda Subsidiaries nor any legal or governmental proceedings pending in Bermuda to which the Company or any of the Bermuda Subsidiaries is subject.

11.

It is not necessary or desirable to ensure the enforceability in Bermuda of the Underwriting Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that the Underwriting Agreement creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $557 will be payable in respect of the registration. While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created

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in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Underwriting Agreement is governed by the laws of the State of New York, the question of whether it creates such an interest in property would be determined under the laws of the State of New York.

12.

There are no Bermuda stamp duty, transfer or similar taxes payable in respect of the issue and delivery of the Shares to the Underwriters or any subsequent purchasers pursuant to the Underwriting Agreement and the Underwriters will not become subject to any income, franchise or other tax imposed by a governmental authority of Bermuda solely by reason of the execution, delivery and performance of the Underwriting Agreement. The Underwriting Agreement is not subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of the Underwriting Agreement.

13.

The Company has taken all corporate action required to authorise the execution and filing of the Registration Statement with the Securities and Exchange Commission. The Registration Statement has been duly executed and delivered by or on behalf of the Company.

14.

Based solely upon a review of a copy of a letter from the Bermuda Monetary Authority in respect of the Company dated 16 July 2003 the Company has been designated as non-resident of Bermuda for the purposes of the Bermuda Exchange Control Act 1972 and as such is free to acquire, hold, transfer and sell foreign currency and securities without restriction under such legislation (including the payment of dividends, interests, premiums or additional amounts or other distributions which may be lawfully made by the Company under the Bermuda Companies Act).

15.

The Company and the Bermuda Subsidiaries are not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings in respect of themselves or their respective properties.

16.

The choice of the law of the State of New York as the governing law of the Underwriting Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission by the Company to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company of any objection related to inconvenient forum and the appointment by the Company of an agent for service of process, in each case pursuant to the Underwriting Agreement, is valid and binding upon the Company.

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17.

Based solely on a review of the register of members and the memorandum of association and bye-laws of each of the Bermuda Subsidiaries certified by the Secretary of such Bermuda Subsidiary on [insert date] 2012:

(a)

the authorised share capital of each of the Bermuda Subsidiaries established under each respective memorandum of association of the Bermuda Subsidiaries is [US $12,000], divided into [12,000] common shares of par value US$1.00 each;

(b)

there are issued and outstanding [12,000] common shares of each Bermuda Subsidiary, all of which are duly authorised, validly issued, fully paid and non-assessable and such shares are not subject to any statutory pre-emptive or similar statutory rights under each of their respective memoranda of association and bye-laws or of general application under Bermuda law;

	(c)	the Company is the registered holder of the said issued and outstanding common shares of each of the Bermuda Subsidiaries.

18.

Based solely on a search of the Register of Charges maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981 conducted at approximately [insert time] on [insert date] 2012 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are [no] charges registered on the assets or shares of the Company and there are [no] charges registered on the assets or shares of each of the Bermuda Subsidiaries.

19.

Based solely on our review of a Transcript of Register dated [insert date] 2012 issued by the office of the Department of Maritime Administration in Bermuda in respect of each of the vessels listed on Schedule III to the Underwriting Agreement (each a “Vessel”, and together the “Vessels”), each of the Vessels is registered in each of the respective Vessel’s register in the name of the relevant Bermuda Subsidiary bearing the official number listed in Schedule III to the Underwriting Agreement. The “GASLOG SINGAPORE” bearing official number 737972 is subject to a first priority Bermuda ship mortgage in favour of DnB NOR Bank ASA of 20 St. Dunstan’s Hill, London EC3R 8HY, England, and the “GASLOG SAVANNAH” bearing official number 737971 is subject to a first priority Bermuda ship mortgage in favor of Danish Ship Finance A/S (Danmarks Skibskredit A/S) of Sankt Annae Plads 3, DK-1250, Copenhagen, each as described in the Registration Statement, Pricing Prospectus and Prospectus, and no other ship mortgages or other liens are registered over any of the Vessels.

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Annex IV

MATTERS TO BE COVERED BY MONACO COUNSEL OPINION

1.	GasLog Monaco S.A.M. has been duly incorporated and is a validly subsisting company in good standing under the laws of Monaco.

2.	GasLog Monaco S.A.M. files tax returns and pays tax in Monaco.

3.	The Company is not liable to tax in Monaco.

4.

No capital gains, income, withholding or other taxes, are payable by or on behalf of the Underwriters to Monaco or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by the Underwriting Agreement. There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees under the laws of Monaco or any political subdivision thereof, required to be paid in connection with the execution and delivery of the Underwriting Agreement or the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

5.	All dividends and other distributions declared and payable on the share capital of the Company will not be subject to withholding or other taxes under the current law and regulations of Monaco.

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Annex V

MATTERS TO BE COVERED BY GREEK COUNSEL OPINION

On the date of the Legal Opinion:

1.

There are no legal or governmental proceedings pending or, to the best of such counsel’s knowledge and belief, threatened in Greece to which the Company or any of its subsidiaries is a party and to which any property of the Company or any of its subsidiaries is the subject and which might reasonably be expected to materially and adversely affect the Company and/or create a material liability or claim against the Company under any applicable law.

2.

The compliance by the Company with the provisions of the Underwriting Agreement and the consummation of the transactions contemplated therein will not conflict in any material respect with any Greek law.

3.	Except from:

(i) the Branch Office of GasLog LNG Services Ltd. in Greece established and operating in accordance with the Ministerial Decision [ ] issued pursuant to L.89/67 as in force to date (and which as a consequence thereof is Greek tax resident exempt from filing income tax returns and paying income taxes in Greece); and

(ii) the Owning Entities which have entered into an agreement with the Greek Seamen Pension Fund (N.A.T.) for the purpose of providing social security to the Greek crewmembers serving on board their respective Vessels (and which as a consequence thereof are subject to Greek tonnage tax in accordance with L.27/75 as amended), neither the Company nor any of its other subsidiaries is required to file tax returns or pay any taxes in Greece.

4.

Based on the assumption that none of the Underwriters is or becomes a Greek tax resident, no capital gains, income, withholding or other taxes, are payable by or on behalf of the Underwriters to Greece or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by the Underwriting Agreement. There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees under the laws of Greece or any political subdivision thereof, required to be paid in connection with the execution and delivery of the Underwriting Agreement or the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

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5.

All dividends and other distributions declared and payable on the share capital of the Company will not be subject to withholding or other taxes imposed on, or payable by, the Company under the current law and regulations of Greece.

6.

Except for GasLog LNG Services Ltd., which is qualified to transact business as a foreign corporation under the laws of Greece, neither the Company nor any of its other subsidiaries are qualified, or required to be qualified, to transact business as a foreign corporation under the laws of Greece.

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